Exhibit 99(a)
EXECUTION VERSION
AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT
          THIS AMENDMENT TO THE EQUITY PURCHASE AND COMMITMENT AGREEMENT (this “Amendment”), dated as of February 28, 2007, is made by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“ADAH”), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands (“Harbinger”), Dolce Investments LLC (“Dolce”), a limited liability company formed under the laws of the State of Delaware, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (“Merrill”), UBS Securities LLC, a Delaware limited liability company (“UBS”), and Delphi Corporation, a Delaware corporation (as a debtor-in-possession and a reorganized debtor, as applicable, the “Company”). ADAH, Harbinger, Dolce, Merrill and UBS are each individually referred to herein as an “Investor” and collectively as the “Investors.” Capitalized terms used and not defined in this Amendment have the meanings assigned to them in the EPCA (as defined below).
          WHEREAS, the Company and certain of its subsidiaries and affiliates commenced jointly administered cases under United States Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended and in effect on October 8, 2005, in the United States Bankruptcy Court for the Southern District of New York; and
          WHEREAS, the Company and the Investors have entered into an Equity Purchase and Commitment Agreement dated as of January 18, 2007 and a Supplement to the Equity Purchase and Commitment Agreement also dated as of January 18, 2007 (collectively, the “EPCA”).
          NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:
1.	Amended Provisions Of EPCA.
(a)	Section 5(i) of the EPCA is hereby amended by replacing the words “30 calendar days following the date the Initial Approval Order is entered by the Bankruptcy Court” in the last sentence thereof with the words “Due Diligence Expiration Date”.

(b)	Section 6(b) of the EPCA is hereby amended by replacing the words “30 calendar days following the date the Initial Approval Order is entered by the Bankruptcy Court” in the last sentence thereof with the words “Due Diligence Expiration Date”.

(c)	Section 12(g) of the EPCA is hereby amended and restated in its entirety as follows:
“by ADAH, Dolce or the Company by notice (the “Termination Notice”) given to each of the other parties at any time on or before 5:00 p.m. (New York City time) on the

Specified Date (as defined below) and the termination of this Agreement pursuant to this Section 12(g) shall be effective immediately upon the Termination Notice being given to each of the other parties in accordance with Section 13 hereof, provided, however, that the Termination Notice may not be given by any of ADAH, Dolce or the Company at any time after the Company and its Subsidiaries have entered into both of the following: (x) tentative labor agreements between the Company and its applicable Subsidiaries, on the one hand, and each of the UAW, the IUE-CWA and the USW, on the other hand and (y) the GM Settlement, in each case, on terms and conditions presented by the Company and satisfactory to each of ADAH and Dolce in its sole discretion, provided, further, however, ADAH, Dolce and the Company shall forebear from delivering a Termination Notice prior to March 15, 2007. For purposes of this Agreement, the term “Specified Date” shall mean the fourteenth calendar day after a notice (the “Specified Date Notice”) is given by any of ADAH, Dolce or the Company to each of the other parties (as such date may be so extended by agreement of ADAH, Dolce and the Company) specifying the last date (which date shall be fourteen calendar days after the Specified Date Notice is given in accordance with Section 13 hereof) when this Agreement may be terminated pursuant to this Section 12(g).”
(d)	Section 13 of the EPCA is hereby amended by deleting the words “(and will be deemed to have been duly given upon receipt)” in the first sentence thereof.
2.	Effectiveness This Amendment shall become effective (the “Effective Date”) immediately upon its execution by the parties hereto. On and after the Effective Date, each reference in the EPCA to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the EPCA, and each reference in the PSA to the “EPCA,” “thereunder,” “thereof” or words of like import referring to the EPCA shall mean and be a reference to the EPCA as amended by this Amendment. This Amendment shall operate as an amendment of the provisions of the EPCA referred to specifically herein. Except as specifically amended by this Amendment and as set forth in the preceding sentence, the EPCA shall remain in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to or a modification or amendment of any other term or condition of the EPCA.

3.	Assignment. Neither this Amendment nor any of the rights, interests or obligations under this Amendment will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except in accordance with Section 14 of the EPCA.

4.	Third Party Beneficiaries. Except as otherwise provided in the EPCA, this Amendment (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Amendment.

5.	Prior Negotiations; Entire Agreement. This Amendment (including the documents and instruments referred to in this Amendment) constitutes the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties.

6.	Miscellaneous Provisions. The provisions of Sections 14, 16, 17, 18 and 20 of the EPCA shall apply to this Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DELPHI CORPORATION
By:	/s/ JOHN D. SHEEHAN
	Name:	John D. Sheehan
	Title:	Vice President and Chief Restructuring Officer

A-D ACQUISITION HOLDINGS, LLC
By:	/s/ RONALD M. GOLDSTEIN
	Name:	Ronald M. Goldstein
	Title:	Partner

HARBINGER DEL-AUTO INVESTMENT COMPANY, LTD.
By:	/s/ WILLIAM R. LUCAS, JR.
	Name:	William R. Lucas, Jr.
	Title:	Executive Vice President

DOLCE INVESTMENTS LLC
By:	Cerberus Capital Management L.P., its
Managing Member

By:	/s/ SCOTT COHEN.
	Name:	Scott Cohen
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED
By:	/s/ GRAHAM GOLDSMITH
	Name:	Graham Goldsmith
	Title:	Managing Director

UBS SECURITIES LLC
By:	/s/ ANDREW KRAMER
	Name:	Andrew Kramer
	Title:	Managing Director

By:	/s/ GAVIN KAGAN
	Name:	Gavin Kagan
	Title:	Executive Director